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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: January 27, 1999



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



          California                  File No. 0-19231           68-0166366
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer)
  Incorporated or organization)                              Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California           95404-4905
         (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (707) 573-4800





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



Item 5.  Other Events

Press releases for the following (article attached):

         Redwood Empire Bancorp reports fourth quarter and full year 1998 financial results.











                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



           1/27/99
Date:  ___________________            REDWOOD EMPIRE BANCORP
                                            (Registrant)


                                            /s/ James E. Beckwith
                                      By:
                                           James E. Beckwith
                                           Executive Vice President and
                                           Chief Financial Officer

                               FOR:             REDWOOD EMPIRE BANCORP

                               APPROVED BY:     James Beckwith
                                                Chief Financial Officer
                                                (707) 522-5215

                               CONTACT:          Morgen-Walke Associates, Inc.
                                                 John Swenson, Bruce Schoenfeld
                                                 (415) 296-7383
For Immediate Release                            Mark Owen
                                                 (212) 850-5600


                  REDWOOD EMPIRE BANCORP REPORTS FOURTH QUARTER
                      AND FULL YEAR 1998 FINANCIAL RESULTS

SANTA ROSA, Calif. (January 27, 1999) -- Redwood Empire Bancorp (Nasdaq: REBC) today announced financial results for the fourth quarter and full year ended December 31, 1998.
         Net income for the fourth quarter increased 37% to $1,438,000, or $0.41 diluted per share. This compares with net income $1,052,000 or $0.31 per diluted share for the fourth quarter a year ago and net income of $1,335,000, or $0.38 per diluted share in the third quarter of 1998. Return on equity was 15.02% in the fourth quarter, compared with 12.84% a year ago and 14.58% in the third quarter.
         Net income for the full year ended December 31, 1998 was $5,091,000 or $1.47 per diluted share. This compares with net income of $3,441,000 or $1.02 per diluted share for 1997. Return on equity was 14.17% in 1998 compared to 10.97% in 1997.
         "We are pleased to report another year of significantly improved financial performance," noted Tom Whitaker, Chairman of Redwood Empire Bancorp. "Our full year performance reflects the achievement of key goals we established at the beginning of the year for improved asset quality and fee revenue enhancement. We enter 1999 with the goals of continued improvement in each of these areas along with improved efficiency and earning asset growth. We are confident that our efforts will translate into further earnings growth."

         Consolidated net interest income for the fourth quarter was $4,774,000 compared to $4,960,000 for the year ago period. On an annual basis, net interest income totaled $18,880,000 in 1998 compared to $20,519,000 in 1997. Net interest margin for the quarter was 4.98%, compared to 4.68% one year ago, and 5.13% for the third quarter. Average earning assets totaled $383,382,000 for the fourth quarter of 1998 compared to $423,986,000 in the same period of 1997 and $383,168,000 in the third quarter of 1998.
         The loan loss provision was $510,000 for the 1998 quarter compared to $465,000 for the same quarter in 1997. For the full year, the loan loss provision amounted to $2,040,000 compared to $2,100,000 for 1997. For the fourth quarter, net chargeoffs were $695,000, or 0.92% of average total loans on an annualized basis, compared to $809,000, or 1.04%, one year ago. On an annual basis, net chargeoffs were $1,643,000, or 0.56% of average total loans in 1998 compared to $1,495,000, or 0.46% in 1997.
         Non-performing  assets at December 31, 1998 were $8,911,000,  or 2.11%, of total assets. This compares to $16,621,000 and 3.71% of total assets at December 31, 1997. Non-performing assets declined by $7,710,000, or 46.4%, during 1998. As of December 31, 1998 non-accrual loans amounted to $5,556,000. Restructured loans totaled $1,045,000 and foreclosed real estate and other assets totaled $2,310,000.
         "We have achieved great progress in the reduction of non-performing assets and this continues to be a high priority for management," said Whitaker.
          Fee income was $4,190,000 for the fourth quarter compared to $2,207,000 in the fourth quarter of 1997. Fee income for the year ended December 31, 1998 was $15,666,000, an increase of 54.45% from 1997's $10,143,000. The increase is attributable to the strong performance of Valley Financial, the Company's mortgage loan brokerage strategic business unit and Redwood Merchant Services, the Company's merchant credit card processing strategic business unit.
         Non-interest expense was $7,023,000 in the fourth quarter of 1998 compared to $5,548,000 in the same period last year. For the full year non-interest expense was $25,313,000 compared to $22,855,000 for 1997. In the fourth quarter the Company recorded a non-recurring $600,000 tax

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benefit as a result of a change in estimate associated with a deferred tax item.
As a result of the tax benefit, the Company's effective tax rate in 1998 was 29.2% as compared to 39.7% in 1997.
         Total assets were $422,299,000 at year-end. Common book value per share was $11.47. The Company's Tier 1 capital to average assets ratio was 8.84% as of December 31, 1998.
         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.
         The  statements  contained in this  release,  which are not  historical
facts,   are   forward-looking   statements   that  are  subject  to  risks  and
uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements.
These risks are described in the Company's Securities and Exchange Commission filings.

                               (Tables to follow)

                                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

             (Dollars in thousands except for earnings per share and share data)



                                                            Three Months Ended         Twelve Months Ended
                                             December 31        December 31       December 31       December 31
                                                 1998              1997               1998              1997
                                            ---------------   ----------------   ---------------   ---------------
Interest income                                                        $8,881           $33,059           $37,306
                                                     8,084

Interest expense                                     3,310              3,921            14,179            16,787
                                            ---------------   ----------------   ---------------   ---------------
Net interest income                                  4,774              4,960            18,880            20,519
Provision for loan losses                              510                465             2,040             2,100
                                            ---------------   ----------------   ---------------   ---------------
Net interest income after loan loss                  4,264              4,495            16,840            18,419
provision
Other income                                         4,190              2,707            15,666            10,143
Other expense                                        7,023              5,548            25,313            22,855
                                            ---------------   ----------------   ---------------   ---------------
Income before taxes                                  1,431              1,654             7,193             5,707
Income tax expense                                     (7)                602             2,102             2,266
                                            ---------------   ----------------   ---------------   ---------------
Net income                                           1,438              1,052             5,091             3,441
Preferred dividends                                                       112               112               449
                                                         -
                                            ---------------   ----------------                     ---------------
                                            ===============   ================   ===============   ===============
Net income available for common                     $1,438               $940            $4,979            $2,992
                                            ===============   ================   ===============   ===============



Basic earnings per share:
  Net income                                          $.43               $.32             $1.57             $1.08
  Weighted average shares                        3,379,000          2,920,000         3,170,000         2,776,000

Diluted:
  Net income                                          $.41               $.31             $1.47             $1.02
  Weighted average shares                        3,466,000          3,419,000         3,465,000         3,378,000


Selected Ratios
Return on Average Total Equity                     15.02 %            12.84 %           14.17 %           10.97 %
Return on Average Assets                            1.37 %              .93 %            1.20 %             .75 %

                                                                 Selected Balance Sheet Data
                                                                        (In Thousands)

                                                                December 31       December 31
                                                                   1998               1997
                                                              ----------------   ---------------

Total Loans, including Mortgage Loans Held for Sale                  $301,936          $299,325
Allowance for Loan Loss                                                 8,041             7,645
Total Assets                                                          422,299           446,719
Total Deposits                                                        364,720           391,421
Equity Capital                                                         38,640            33,243
Nonperforming Assets                                                    8,911            16,621